Exhibit 10.2

FINAL VERSION

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

AsiaInfo Holdings, Inc.

4 th Floor, Zhongdian Information Tower

6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Ladies and Gentlemen:

In connection with the Business Combination Agreement dated as of December 4, 2009, by and among AsiaInfo Holdings, Inc., a Delaware corporation (the “Company”), Linkage Technologies International Holdings Limited, a company organized under the laws of the Cayman Islands, certain shareholders of Linkage Technologies International Holdings Limited, and the Shareholders’ Agent identified therein (the “Business Combination Agreement”), the undersigned hereby agrees that it will not and will not consent or agree to, directly or indirectly, offer for sale, sell, tender, pledge, encumber, assign, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership with respect to, any of such holder’s AsiaInfo Common Stock (the “Shares”) received pursuant to the Business Combination Agreement during the period from the Closing Date to the 36-month anniversary of the Closing Date (the “Lock-Up Period”), other than Released Shares (as defined below). The number of “Released Shares” as of any date means the number of Shares (disregarding any resulting fractional share) determined by multiplying the number of Shares by the Release Ratio as follows:

Release Ratio
On the Closing Date:	0
On the 6-month anniversary of the Closing Date:	1/4
On the 12-month anniversary of the Closing Date:	1/2
On the 18-month anniversary of the Closing Date:	3/4
On the 24-month anniversary of the Closing Date:	9/10
On the 36-month anniversary of the Closing Date:	1/1

Notwithstanding the foregoing, the restrictions on the actions set forth above shall not apply to (i) transfers of Shares as a bona fide gift with the consent of the Company (which consent shall not be unreasonably withheld or delayed); (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned for bona fide estate planning purposes; (iii) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of Shares to the Company by way of repurchase or redemption; or (v) transfers of Shares to any Affiliate of the undersigned with the consent of the Company (which consent shall not be unreasonably withheld or delayed); provided, that, in the case of any transfer pursuant to clause (i), (ii), (iii) or (v) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement.1 For purposes of this Agreement, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

The undersigned acknowledges that the undersigned’s AsiaInfo Common Stock shall bear a legend regarding the foregoing restrictions and that stop transfer orders shall remain in effect during the Lock-Up Period.

The undersigned acknowledges and agrees that, if the undersigned is or becomes an employee of the Company or any of its subsidiaries, the undersigned shall be subject to the Company’s written insider trading policies.

The undersigned acknowledges that money damages may not be a sufficient remedy for any breach of this letter agreement and acknowledges that AsiaInfo will be entitled to seek specific performance and injunctive or other equitable relief for any such breach.

This letter agreement represents the entire agreement among the undersigned and the Company relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof and thereof[, specifically including that certain letter agreement dated December 4, 2009 executed by the undersigned and delivered to the Company (the “Prior Letter”)]. Upon the undersigned’s execution and delivery to the Company hereof, any such prior agreements or understandings[, including the Prior Letter,] shall terminate and cease to be effective. This letter agreement may be amended or altered only in a writing signed by the undersigned and the Company.2

Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Business Combination Agreement.

The terms and provisions of this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Name:

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

[1]	With respect to the lock-up agreement to be entered into by Libin Sun, in addition to the exceptions set forth above, the restrictions shall not apply to pledges, assignments or transfers of up to 50% of the Shares beneficially owned by Libin Sun in connection with bona fide margin loans or other secured financing transactions provided such Shares otherwise remain subject to the restrictions herein in all material respects.
[2]	Bracketed text is to be included in the lock-up agreements of LT International, Libin Sun, Guoxiang Liu, Haidong Pang, and Xiwei Huang.